Exhibit 99.1

Defense Technologies International Signs Distribution Agreement with AZTECH Educational Resources

Purchase Order for Ten Passive Portal Devices Completed

Del Mar, California (January 9, 2018) – Defense Technologies International Corp. (OTC: DTII) (The Company,) an innovative provider of security technology with broad and diverse applications, is pleased to announce the completion of its first distribution agreement for the sale of DTII's revolutionary Passive Portal™ to American public and private schools
The agreement with AZTECH Educational Resources, LLC, calls for the manufacture and sale of ten fully operational Passive Portal units.
AZTECH Educational Resources is a leading provider of curriculum, training, and equipment in schools from kindergarten through university. The Company provides the highest quality equipment and curriculum available in all of its product categories.
The Passive Portal uses the 'Earth's Magnetic Fields' with no emissions for detection of dangerous weapons in the educational environment and is extremely safe for any person passing through. Other competing devices use technology with emissions that many parents, teachers and administrators are wary of.  The 'Passive Portal' is the state-of-the-art for this security purpose and is significantly less expensive, allowing for more life-saving units to be deployed.
 "This is a watershed event for Defense Technologies International," stated Merrill W. Moses, President and CEO, Defense Technologies International. "Not only does this transaction expedite our goal of having live devices in the educational setting but it also for the first time provides us a real-world template which we can leverage in our expanding and ongoing sales effort."
"Moreover, AZTECH's pedigree and established relationships in the educational setting make them the perfect first partner for us," added Moses.
"We are most pleased to be the first to take the Passive Portal to market," stated Richard McManus, President, AZTECH Educational Resources, LLC. "The Passive Portal is a true game changer for schools that want to be safer and to provide security that in and of itself is safe for their students."
About AZTECH Educational Resources:
AZTECH Educational Resources is a leading provider of curriculum, training, and equipment in schools from kindergarten through university as well as an integral industry partner with several large prominent cutting-edge companies, including our most recent partner Boeing. AZTECH was founded in Arizona in July of 2004, representing only one manufacturing company. Due to our stellar level of customer service, commendable installations, and exemplary trainings we have been able to establish an impeccable reputation throughout our territory. Our territory and representation now include 12 different companies on an exclusive basis in the following states, Arizona, New Mexico, Southern Nevada, and Southern California.
For more information on the Passive Security Scan Technology and the Passive Portal, visit www.defensetechnologiesintl.com

A video production about the "Passive Security Scan" Project is available at this YouTube Link.

Forward-Looking Statements
 This news release contains certain statements that may be deemed "forward-looking" statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "potential" and similar expressions, or that events or conditions "will", "would", "may", "could" or "should" occur. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are no guarantees of future performance and actual results may differ materially from those in forward looking statements. Forward looking statements are based on the beliefs, estimates and opinions of the Company's management on the date the statements are made. Except as required by law, the Company undertakes no obligation to update these forward-looking statements in the event that management's beliefs, estimates or opinions, or other factors, should change.

Company Contact
Defense Technologies International
Merrill W. Moses, President & CEO
Phone: 800 520-9485
Email: dtii@defensetechnologiesintl.com

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